UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2014

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 23, 2014, DST Systems, Inc. (“DST” or the “Company”) entered into an agreement (the “Agreement”) with the Argyros Family Trust, together with certain affiliates (collectively, the “Argyros Group”), in connection with the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  The Agreement provides, among other things, that, DST will nominate Lynn Dorsey Bleil and John W. Clark for election to the Board of Directors at the Company’s Annual Meeting. DST also expects to enter into a two-step process to help facilitate the disposition of a substantial portion of the Argyros Group’s common stock ownership in DST (the “Argyros Disposition”).

Ms. Bleil recently retired as the leader of McKinsey & Company’s West Coast Healthcare Practice and as a leader of the worldwide Healthcare Practice.  Mr. Clark has served as the Managing Member of Westar Capital Associates II, LLC, a firm founded by DST director Ambassador George L. Argyros, since 1995.

In order to implement the Argyros Disposition, DST would, at the election of the Argyros Group and subject to the satisfaction of certain conditions (including execution of definitive agreements), help facilitate a registered, secondary common stock offering of $450 million (before any overallotment option) of DST common stock beneficially owned by the Argyros Group (the “Offering”).  Concurrent with the closing of the Offering, DST would purchase $200 million of DST common stock beneficially owned by the Argyros Group and not sold in the Offering (the “Repurchase”).  In the event that the Argyros Group has not consummated the Offering within nine months following the execution by DST and the Argyros Group of one or more definitive agreements, so long as the Company has complied with its obligations to the Argyros Group, DST would no longer have any obligation to help facilitate the Argyros Disposition.  Additional terms of the Offering and the Repurchase will be set forth in definitive agreements to be finalized by DST and the Argyros Group and filed with the U.S. Securities and Exchange Commission (the “SEC”).

In addition, the Argyros Group has withdrawn its notice of nomination of director candidates to the DST Board and has agreed to vote its shares in favor of each of the Company’s nominees at the 2014 Annual Meeting.  Furthermore, the Argyros Group has agreed to customary standstill provisions.  In addition, Brent L. Law has agreed to resign from the DST Board under certain agreed upon circumstances, including the consummation of the Repurchase.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS.

On March 19, 2014, the Board of Directors of DST Systems, Inc. approved a leadership re-alignment pursuant to which it appointed Steve Towle to a newly-created position as Executive Vice President and Head of Financial Services and appointed Mike Abbaei as Executive Vice President and Head of Customer Communications, leading that business in North America.  Prior to this realignment of leadership, Mr. Towle led the North American Customer Communications business and Mr. Abbaei served as President of DST Brokerage Solutions, LLC. The leadership realignment allows the Company to better support clients and seamlessly deliver solutions from across interconnected Company businesses.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DST intends to file a proxy statement with the SEC with respect to the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”).

SHAREHOLDERS OF DST ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain the proxy statement (including the proxy card), any amendments or supplements to that proxy statement and other documents filed by DST with the SEC free of charge at the SEC’s website (www.sec.gov) or by directing a request to DST’s Corporate Secretary at the address listed above or by calling Val Lake at (816) 435-8655.

DST and its directors, executive officers and other employees may be deemed to be participants in any solicitation of proxies from DST shareholders in connection with the matters to be considered at the 2014 Annual Meeting. Information about DST’s directors and executive officers is available in DST’s proxy statement, dated March 19, 2013, for its 2013 Annual Meeting of Shareholders. To the extent holdings of DST’s securities have changed since the amounts printed in the 2013 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders may obtain a free copy of any documents filed by DST with the SEC at the SEC’s website (www.sec.gov) or by directing a request to DST’s Corporate Secretary at the address listed above or by calling Val Lake at the telephone number set forth above.  You may also make any such request by emailing Val Lake at vllake@dstsystems.com.

This is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there be any sale of DST’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction.  DST’s securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended.  Any public offering of DST’s securities to be made in the United States will be made only by means a registration statement that is filed with and declared effective by the SEC.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated March 24, 2014
99.2	Agreement, dated March 23, 2014, by and among the Company and the Argyros Group

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of March, 2014.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and Secretary